Exhibit 22.1

The following subsidiaries of Crestwood Midstream Partners LP guarantee the senior notes issued by Crestwood Midstream Partners LP and Crestwood Midstream Finance Corp.

Name	Jurisdiction	CMLP Notes
Crestwood Midstream Partners LP	Delaware	Co-Issuer
Crestwood Midstream Finance Corp.	Delaware	Co-Issuer
Arrow Field Services, LLC	Delaware	Guarantor
Arrow Midstream Holdings, LLC	Delaware	Guarantor
Arrow Pipeline, LLC	Delaware	Guarantor
Arrow Water Services LLC	Delaware	Guarantor
Arrow Water, LLC	Delaware	Guarantor
Beartooth DevCo LLC	Delaware	Guarantor
Bighorn DevCo LLC	Delaware	Guarantor
Bobcat DevCo LLC	Delaware	Guarantor
CMLP Tres Manager LLC	Delaware	Guarantor
CMLP Tres Operator LLC	Delaware	Guarantor
Cowtown Gas Processing Partners L.P.	Texas	Guarantor
Cowtown Pipeline Partners L.P.	Texas	Guarantor
Crestwood Appalachia Pipeline LLC	Texas	Guarantor
Crestwood Arkansas Pipeline LLC	Texas	Guarantor
Crestwood Crude Logistics LLC	Delaware	Guarantor
Crestwood Crude Services LLC	Delaware	Guarantor
Crestwood Crude Terminals LLC	Delaware	Guarantor
Crestwood Crude Transportation LLC	Delaware	Guarantor
Crestwood Dakota Pipelines LLC	Delaware	Guarantor
Crestwood Energy Services LLC	Delaware	Guarantor
Crestwood Gas Services Operating GP LLC	Delaware	Guarantor
Crestwood Gas Services Operating LLC	Delaware	Guarantor
Crestwood Marcellus Midstream LLC	Delaware	Guarantor
Crestwood Marcellus Pipeline LLC	Delaware	Guarantor
Crestwood Midstream Operations LLC	Delaware	Guarantor
Crestwood Ohio Midstream Pipeline LLC	Delaware	Guarantor
Crestwood Operations LLC	Delaware	Guarantor
Crestwood Panhandle Pipeline LLC	Texas	Guarantor
Crestwood Pipeline LLC	Texas	Guarantor
Crestwood Sales & Service Inc.	Delaware	Guarantor
Crestwood Services LLC	Delaware	Guarantor
Crestwood Transportation LLC	Delaware	Guarantor
E. Marcellus Asset Company, LLC	Delaware	Guarantor
Finger Lakes LPG Storage, LLC	Delaware	Guarantor
Panther DevCo LLC	Delaware	Guarantor
Rough Rider Midstream Services LLC	Delaware	Guarantor
Rough Rider Operating LLC	Delaware	Guarantor
Stellar Propane Service, LLC	Delaware	Guarantor